UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable[1]	Zip Code Not Applicable[1]
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

One Commerce Square
2005 Market Street, 39th Floor
Philadelphia, PA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to P.O. Box 7, Hopewell, New Jersey 08525.

Item 1.02 Termination of a Material Definitive Agreement.

Gemma - Research, Collaboration and License Agreement Termination

On May 21, 2026, Passage Bio, Inc. (the “Company”) provided written notice to Gemma Biotherapeutics, Inc. (“Gemma”) of termination of the research, collaboration and license agreement, dated July 31, 2024, by and between Gemma and the Company (as amended, the “Gemma Collaboration Agreement”), which termination will be effective in accordance with the terms of the Gemma Collaboration Agreement.

Pursuant to the Gemma Collaboration Agreement, (i) Gemma conducted certain preclinical and Investigational New Drug-enabling work for the Company’s active research program in Huntington’s disease and a currently paused research program in Temporal Lobe Epilepsy and (ii) Gemma granted the Company options to conduct mutually-agreed research programs in four new central nervous system indications.

The foregoing description of the terms of the Gemma Collaboration Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q on November 13, 2024.

2005 Market Street Lease Agreement Termination

On May 22, 2026, the Company and Commerce Square Partners – Philadelphia Plaza, L.P. (the “Landlord”) entered into a lease termination agreement (the “Termination Agreement”) with respect to that certain lease agreement dated April 10, 2020 between the Company and Landlord (the “2005 Market Street Lease Agreement”). Pursuant to the Termination Agreement, the Company agreed to pay the Landlord a termination fee of $2.3 million.

Pursuant to the 2005 Market Street Lease Agreement, the Company had leased approximately 37,000 square feet of office space. This lease commenced in February 2021 and was set to expire in December of 2031. In August 2023 and September 2023, the Company entered into two sublease agreements, for certain periods of time, which subleased substantially all of the office space under the 2005 Market Street Lease Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: May 27, 2026	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Chief Financial Officer

3